  EXHIBIT 10.1

FIRST AMENDMENT TO LOAN DOCUMENTS

This FIRST AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), dated as of September 17, 2025, is entered into by and among VTC, L.L.C., a Maryland limited liability company (“Borrower”), TSS, INC., a Delaware corporation (the “Parent” and “Guarantor”), and SUSSER BANK, a Texas state bank (“Susser Bank”), as the Administrative Agent (in such capacity, the “Administrative Agent”), as Letter of Credit Issuer (in such capacity, the “L/C Issuer”), as the Incremental Term Loan Lender and Lender.

A. The Borrower, Parent and Guarantor, financial institutions from time to time party thereto as lenders (the “Lenders”), Administrative Agent and L/C Issuer have entered into that certain Credit Agreement dated as of December 31, 2024 (as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Subject to the terms and conditions of the Credit Agreement, the Borrower and each Lender that agrees to be an Incremental Term Loan Lender may establish an Incremental Term Loan Facility.

C. The Borrower has notified the Administrative Agent that it is requesting the establishment of an Incremental Term Loan Facility for an Incremental Term Loan in the principal amount of $5,000,000 pursuant to Section 2.10(a) of the Credit Agreement.

D. Subject to the terms and conditions set forth in Section 2.10 of the Credit Agreement and herein, each Lender party hereto has agreed to such requests of the Borrower for the Incremental Term Loan Facility, and the parties hereto have agreed with the Borrower to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

1

Section 2. New Incremental Term Loan Facility. Subject to the terms and conditions set forth in the Credit Agreement and this Amendment, and in reliance on the representations, warranties, covenants and agreements contained herein and in the Loan Documents, Susser Bank agrees to be the Incremental Term Loan Lender and agrees to make an Incremental Term Loan to the Borrower pursuant to the Credit Agreement and this Amendment on the Incremental Commitment Effective Date in an aggregate principal amount not to exceed its Incremental Term Loan Commitment as set forth on Schedule 2.1 attached hereto. The Administrative Agent consents to the foregoing pursuant to Section 2.10(b) of the Credit Agreement. The parties hereto agree that the “Incremental Commitment Effective Date” shall be the Effective Date (as defined below) of this Amendment. The parties agree that the “Incremental Term Loan Commitment Termination Date” means the earlier to occur of (a) two (2) Business Days after the Incremental Term Loan Effective Date, or (b) the date on which the Commitments are terminated pursuant to Section 9.2. The Incremental Term Loan Commitment of the Incremental Term Loan Lender shall terminate on the earlier of the advance of the Incremental Term Loan to the Borrower or the Incremental Term Loan Commitment Termination Date. The Incremental Term Loan Lender shall have all the rights of a Lender and a Term Loan Lender, and the Credit Extensions made by it in respect of such Incremental Term Loan Commitment shall be Term Loans and Loans for all purposes of the Credit Agreement. Pursuant to Section 2.10(d) of the Credit Agreement, the parties agree that the terms of the Incremental Term Loan Commitment and Incremental Term Loan shall be the same as for the Term Loans and Initial Term Loans as set forth in the Credit Agreement other than the Incremental Term Loan Commitment Termination Date, which is defined herein. The maturity of the Incremental Term Loan shall be the Maturity Date, the payments of the Incremental Term Loan shall be made on same basis with all then existing Term Loans, and all other terms and conditions applicable to the Incremental Term Loan shall be consistent with the terms and conditions applicable to the Initial Term Loans. In accordance with Section 2.7(b) of the Credit Agreement, the principal balance of the Outstanding Amount of the Incremental Term Loan and all other Term Loans shall be due and payable in equal monthly installments, each in an amount sufficient to fully amortize all such Term Loans over the remaining term with the final such payment occurring on the Maturity Date based on a mortgage-style amortization and an interest rate equal to the Applicable Rate, commencing on the first Payment Date after the Effective Date and continuing each month thereafter until the Maturity Date.

Section 3. Amendments to the Credit Agreement. Subject to the satisfaction of each condition precedent set forth in Section 4 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained herein and in the other Loan Documents, the Credit Agreement shall be amended as provided in this Section 3.

3.1. Amended Defined Term. The following defined term in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Debt Service” means, for any Person for any period, the sum of (a) all Cash Interest Expense that is paid or payable during such period in respect of all Debt of such Person and (b) all current maturities of long-term debt of such Person.

3.2. New Defined Terms. The following defined terms are hereby added to Section 1.1 of the Credit Agreement in alphabetical order to read as follows:

“Capital Expenditure” means, with respect to any Person, any expenditure by such Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real Property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to clause (a) or (b) above.

“Distribution” means, whether singular or plural, all dividends or other distributions (whether in cash, securities or other Property) with respect to any capital stock or other Equity Interest of Parent, Borrower or any Subsidiary.

2

“First Amendment” means that certain First Amendment to Loan Documents, dated as of the First Amendment Effective Date, by and among Borrower, Parent, Administrative Agent, L/C Issuer and the Lenders.

“First Amendment Effective Date” means September 17, 2025.

3.3. Incremental Term Loans. Section 2.10(a) of the Credit Agreement is hereby amended by adding the following sentence to the end of such section:

As of the First Amendment Effective Date, the First Amendment established an Incremental Term Loan Facility with an Incremental Term Loan Commitment in the maximum principal amount of $5,000,000.00.

3.4. Debt Service Coverage Ratio. Section 8.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 8.2 Debt Service Coverage Ratio. The Loan Parties shall not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2025, the ratio of (a) EBITDA minus (i) non-financed Capital Expenditures incurred on January 1, 2026 and after (other than non-financed Capital Expenditures that are paid in cash with cash on the balance sheet from the issuance of shares of common stock of the Parent as approved by the Administrative Agent and the Lenders), (ii) Distributions, (iii) cash income taxes paid (including all Texas franchise Taxes), to (b) Debt Service, in each case for Parent and its Subsidiaries, on a consolidated basis in accordance with GAAP, to be less than 1.25 to 1.00.

3.5. Schedule 2.1 to the Credit Agreement is hereby amended and restated in its entirety to be in the form of Schedule 2.1 attached hereto.

3.6. Schedule 11.1 to the Credit Agreement is hereby amended and restated in its entirety to be in the form of Schedule 11.1 attached hereto.

Section 4. Conditions Precedent. This Amendment and the obligation of the Incremental Term Loan Lender to make the Incremental Term Loan shall become effective on the date hereof (such date, the “Effective Date”) upon satisfaction of each of the following conditions:

(a) The Administrative Agent shall have received this Amendment, duly executed and delivered by the parties hereto;

(b) The Administrative Agent shall have received the Term Loan Note in the principal amount of Five Million Dollars ($5,000,000.00), dated as of the date hereof, duly executed and delivered by the Borrower in favor of Susser Bank (the “Incremental Term Loan Note”);

3

(c) The Administrative Agent shall have received (i) a certificate of each Loan Party dated as of the Effective Date signed by a Responsible Officer of such Loan Party, in each case in form and substance satisfactory to Administrative Agent, (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such this Amendment and the transactions contemplated hereby, (B) certifying that there have been no changes to the Constituent Documents of each Loan Party previously delivered to the Administrative Agent or attaching copies of such Constituent Documents and any amendments thereto, and (C) in the case of Borrower, certifying that, before and after giving pro forma effect to such Incremental Term Loan Facility and the making of Incremental Term Loan thereunder, (1) the representations and warranties contained in Article 5 of the Credit Agreement and the other Loan Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Section 5.2 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.1 of the Credit Agreement, and (2) no Default exists;

(d) The Administrative Agent shall have received from Borrower payment of all fees required pursuant to the Fee Letter to be paid to the Administrative Agent and Lender with respect to the Incremental Term Loan Commitment;

(e) The Administrative Agent shall have received a Term Loan Borrowing Request, with respect to the Incremental Term Loan pursuant to the Administrative Agent’s requirements and executed by a Responsible Officer of Borrower;

(f) Immediately before and after giving effect to this Amendment, no Default shall exist;

(g) The Administrative Agent shall have received the results of UCC and tax lien searches showing all financing statements and other documents or instruments on file against Borrower and each other Loan Party in the appropriate filing offices, such searches reflecting no Liens against any of the Collateral other than Permitted Liens;

(h) The Administrative Agent shall have received certificates of the appropriate government officials as to the existence and good standing of each Loan Party from the state of incorporation or organization of each Loan Party and the State of Texas;

(i) The Borrower shall make payment of all other fees and other amounts due and payable on or prior to the date hereof pursuant to the Loan Documents, including without limitation, payment of the reasonable estimated legal fees and expenses of the Administrative Agent’s counsel incurred with the negotiation, preparation and consummation of this Amendment; and

(j) The Administrative Agent shall have received such other certificates and legal opinions as may be reasonably requested by the Administrative Agent or any Incremental Term Loan Lender in connection with such Incremental Term Loan Facility and this Amendment.

4

Section 5. Miscellaneous.

5.1. Amendment is an “Incremental Term Loan Amendment” and a “Loan Document”. This Amendment is an Incremental Term Loan Amendment. This Amendment, the Incremental Term Loan Note, and the other documents executed and delivered by the Borrower or Guarantor pursuant to this Amendment are each a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include both this Amendment, the Incremental Term Loan Note, and such other documents.

5.2. References to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, this “Credit Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any Loan Document or any other document, instrument or agreement executed and/or delivered in connection with any Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

5.3. Representations and Warranties. Each of the Borrower and the Guarantor hereby represents and warrants that (a) this Amendment has been duly authorized, executed, and delivered by the Borrower and the Guarantor, and is the legal and binding obligation of the Borrower and Guarantor, enforceable against it in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law); (b) the execution, delivery, and performance by the Borrower and Guarantor of this Amendment and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (i) violate or conflict with, or result in a breach of, or require any consent under (A) the Constituent Documents of such Person, (B) any applicable Law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (C) any Material Agreement to which such Person is a party or by which it or any of its Properties is bound or subject, or (ii) constitute a default under any such Material Agreement, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person; (c) no Default has occurred and is continuing; (d) no authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower or Guarantor of this Amendment and the other Loan Documents executed in connection herewith; (e) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents, the Obligations, and the other obligations created or evidenced by the Loan Documents; and (f) the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case it shall be true and correct in all respects as of such earlier date (it being understood and agreed that except to the extent that any such representation and warranty is qualified by materiality, Material Adverse Effect or similar nature, in which case such representation and warranty shall be true and correct in all respects on and as of such date as if made on and as of such date (it being understood and agreed that any such representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all respects only as of such specified date)).

5

5.4. Reaffirmation of Obligations. Each of the Borrower and Guarantor (a) acknowledges, agrees, and consents to all of the terms and conditions of this Amendment; (b) acknowledges and agrees that the Incremental Term Loan constitutes Obligations under the Credit Agreement and the other Loan Documents; (c) ratifies, confirms, and reaffirms all of its obligations under the Loan Documents, and agrees that all guaranties, assurances, and Liens granted, conveyed, or assigned to the Administrative Agent, for the benefit of the Lenders, under the Loan Documents, are not released, reduced, or otherwise adversely affected by this Amendment or the other Loan Documents executed in connection herewith, and continue to guarantee, assure, and secure full payment and performance of the present and future Obligations; and (d) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce, discharge or limit any of Borrower’s or Guarantor’s obligations under the Loan Documents.

5.5. Reaffirmation of Security Interests. Each of the Borrower and Guarantor (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting in accordance with the terms thereof; (b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents; and (c) agrees that the Liens granted in or pursuant to the Loan Documents secure the Incremental Term Loan and the other Obligations.

5.6. No Other Changes. Except as specifically amended by this Amendment, the Credit Agreement, the other Loan Documents, and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect in accordance with the terms thereof and are hereby ratified and confirmed.

5.7. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under any Loan Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

5.8. Governing Law. This Amendment and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Laws of the State of Texas (without reference to applicable rules of conflicts of Laws), except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.

5.9. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Credit Agreement.

5.10. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment.

6

5.11. Multiple Counterparts; Electronic Signatures. This Amendment and any document, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower and Guarantor agree that any Electronic Signature on or associated with any Communication shall be valid and binding on the Borrower and Guarantor to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower and Guarantor enforceable against the Borrower and Guarantor in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it (such agreement not to be unreasonably withheld); provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower or the Guarantor without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

5.12. Waiver. For the avoidance of doubt, the parties hereto agree to waive the restrictions set forth in Section 2.10(c)(i) regarding the Incremental Commitment Effective Date.

5.13. Entire Agreement. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW.

7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

VTC, L.L.C.,
a Maryland limited liability company

By:	/s/ Daniel M. Chism
Name:	Daniel M. Chism
Title:	Vice President and Treasurer

GUARANTOR:

TSS, INC.,
a Delaware corporation

By:	/s/ Daniel M. Chism
Name:	Daniel M. Chism
Title:	Chief Financial Officer

- Signature Page to First Amendment to Loan Documents -

8

ADMINISTRATIVE AGENT, L/C ISSUER, INCREMENTAL TERM LOAN LENDER AND LENDER:

SUSSER BANK

By:	/s/ Chris Wheeler
Name:	Chris Wheeler
Title:	Austin Market President

- Signature Page to First Amendment to Loan Documents -

9